UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2008

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30453 (Commission File Number)	01-0809204 (I.R.S. Employer Identification No.)

1-8765 Ash St. Vancouver, British Columbia (Address of Principal Executive Offices)	V6P 6T3 (Zip Code)

(604) 301-9545
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2008, MIV Therapeutics, Inc. (“MIV” or the “Company”) held the continuation of its annual general meeting of stockholders (the “AGM”).  In connection with the AGM, Dr. Mark Landy, Alan P. Lindsay and Patrick A. McGowan were duly elected to the Board of Directors of the Company.  Dr. Daniel Savard decided not to seek re-election.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events

On May 29, 2008, in connection with the AGM, the following matters were acted upon by the Company’s stockholders:

(i)           Alan P. Lindsay, Dr. Mark Landy and Patrick A. McGowan were elected to serve on the Board of Directors, with Mr. Lindsay receiving 62,678,166 votes in favor of election, 1,706,552 against and 1,345,551 abstaining, Dr. Landy receiving 62,785,545 votes in favor of election, 1,559,173 against and 1,345,551 abstaining, and Mr. McGowan receiving 62,055,322 votes in favor of election, 2,329,396 against and 1,345,551 abstaining;

(ii)           the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending May 31, 2008 was ratified, with 62,782,621 votes in favor, 481,203 against and 2,466,446 abstaining;

(iii)           an amendment to the Company’s Articles of Incorporation, as amended, increasing the authorized capital stock of the Company from 230,000,000 authorized shares of common stock to 480,000,000 authorized shares of common stock was approved, with 58,578,740 votes in favor, 6,702,313 against and 449,213 abstaining; and

(iv)           the adoption of the 2008 Equity Incentive Plan was approved, with 41,078,628 votes in favor, 5,099,750 against and 483,050 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIV THERAPEUTICS, INC. Registrant

Dated: May 29, 2008	By:	/s/ Patrick McGowan
Patrick McGowan
Chief Financial Officer